SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2018

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2018, CleanSpark, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an otherwise unaffiliated third-party institutional investor (the “Investor”), pursuant to which the Company issued to the Investor a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $5,250,000. The Debenture has a maturity date two years from the issuance date and the Company has agreed to pay compounded interest on the unpaid principal balance of the Debenture at the rate equal 7.5% per annum. Interest is payable on the date the applicable principal is converted or on maturity. The interest must be paid in cash and, in certain circumstances, may be paid in shares of common stock.

The transactions described above closed on December 31, 2018. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued to the Investor a Common Stock Purchase Warrant to acquire up to 3,083,333 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $2.00 per share with respect to 1,250,000 Warrant Shares, $2.50 with respect to 1,000,000 Warrant Shares, $5.00 with respect to 500,000 Warrant Shares and $7.50 with respect to 333,333 Warrant Shares

Pursuant to the terms of the SPA, the Investor agreed to tender to the Company the sum of $5,000,000, of which the Company received the full amount as of the closing. As of the closing, the number of warrant shares was 3,083,333.

Pursuant to the Securities Purchase Agreement, the Company agreed to sell the Debenture, the shares of common stock issuable upon conversion of the Debenture, the Warrant and the shares of common stock issuable upon exercise of the Warrant pursuant to an effective shelf registration statement on Form S-3 (Registration No 333-228063), declared effective by the Securities and Exchange Commission on November 20, 2018, and a related prospectus supplement thereto.

Prior to the maturity date, provided that no trigger event has occurred, the Company will have the right at any time upon 30 trading days’ prior written notice, in its sole and absolute discretion, to redeem all or any portion of the Debenture then outstanding by paying to the Investor an amount equal to 140% of the of the portion of the Debenture being redeemed.

The Investor may convert the Debenture into shares of the Company’s common stock at a conversion price equal to 95% of the mathematical average of the 5 lowest individual daily volume weighted average prices of the common stock, less $.05 per share, during the period beginning on the issuance date and ending on the maturity date. There is a floor price of $0.12 per share. In the event certain equity conditions exist, the Company may require that the Investor convert the Debenture. In no event shall the Debenture be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by the Investor and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Redeemable Convertible Debenture dated December 31, 2018 issued to the Investor.
4.2	Form of Common Stock Purchase Warrant dated December 31, 2018 issued to the Investor.
5.1	Opinion of The Doney Law Firm
10.1	Form of Securities Purchase Agreement dated December 31, 2018 between Gopher Protocol Inc. and the Investor.
10.2	Form of IP Security Agreement dated December 31, 2018 between CleanSpark, Inc. and the Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ Zachary Bradford

Zachary Bradford
CFO

Date: December 31, 2018